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                                                                     EXHIBIT 4.8





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                              YOUNG & RUBICAM INC.

                                       and

                                 WPP GROUP plc,

                                  as Guarantor

                                       to

                              THE BANK OF NEW YORK,

                                   as Trustee

                           --------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of _______, 2000

                             To the Indenture dated
                             as of January 20, 2000

                   3% Convertible Subordinated Notes due 2005

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                          SECOND SUPPLEMENTAL INDENTURE

      SECOND SUPPLEMENTAL INDENTURE, dated as of _________, 2000 (the "Second Supplemental Indenture") among YOUNG & RUBICAM INC., a Delaware corporation (the "Company"), WPP GROUP plc, an English public limited company ("WPP") and THE BANK OF NEW YORK, a New York banking corporation as trustee (the "Trustee").

                                   WITNESSETH:

      WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of January 20, 2000 (the "Indenture"), to provide for the issuance by the Company of its 3% Convertible Subordinated Notes, due 2005 (the "Securities");

      WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 11, 2000 (the "Merger Agreement"), among the Company, WPP, York II Merger Corp. ("Merger Sub") and York Merger Corp., Merger Sub merged with and into the Company and the Company has become a wholly owned indirect subsidiary of WPP (the "Merger") and each share of Common Stock of the Company outstanding immediately prior to the Effective Time was converted into, and cancelled in exchange for, the right to receive .835 American depositary shares of WPP ("WPP ADSs"), each WPP ADS representing five ordinary shares of nominal value 10p each, of WPP ("WPP Ordinary Shares");

      WHEREAS, pursuant to Section 5.13 of the Indenture, prior to the Merger, the Company and WPP executed and delivered to the Trustee a First Supplemental Indenture in form reasonably satisfactory to the Trustee, providing (i) that the holder of each outstanding Security shall have the right to convert such Security into WPP ADSs, and (ii) for adjustments to the Conversion Price of the Securities that are as nearly equivalent as may be practicable to the adjustments to the Conversion Price provided for in Article V of the Indenture prior to the effectiveness of the First Supplemental Indenture;

      WHEREAS, Section 11.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Securities with the written consent of the Noteholders of at least a majority in aggregate principal amount of the outstanding Securities, subject to certain exceptions specified in
Section 11.02 of the Indenture;

      WHEREAS, Section 11.01 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Securities without the consent of any Noteholder to make any change that does not adversely affect the legal rights thereunder of any Noteholders or to make any change that provides additional rights or benefits to the Noteholders;


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      WHEREAS, the Company, WPP and the Trustee desire to enter into this Second
Supplemental Indenture to (i) amend certain provisions of the Indenture (the "Amendments") and (ii) provide for the guarantee by WPP of the Company's payment obligations under the Indenture (the "Guarantee") as provided in Article IV of this Second Supplemental Indenture;

      WHEREAS, the Noteholders of a majority in aggregate principal amount of the outstanding Securities have duly consented to the Amendments;

      WHEREAS, the Guarantee does not adversely affect the legal rights of the Noteholders under the Indenture or the Securities and provides additional rights and benefits to the Noteholders;

      WHEREAS, pursuant to resolutions adopted by the board of directors of WPP, WPP has duly authorized the execution and delivery of this Second Supplemental Indenture;

      WHEREAS, the Company has delivered to the Trustee (i) Board Resolutions authorizing the execution of this Second Supplemental Indenture, (ii) evidence satisfactory to the Trustee of the consent of the Noteholders described above,
(iii) Officer's Certificates and (iv) an Opinion of Counsel, as contemplated by Sections 11.01, 11.02, 11.07 and 12.04 of the Indenture; and

      WHEREAS, all other acts necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument and all of the conditions and requirements set forth in the Indenture have been performed and fulfilled and the execution and delivery of this Second Supplemental Indenture have been in all respects duly authorized.

      NOW THEREFORE, the parties have executed and delivered this Second Supplemental Indenture, and the Company, WPP and the Trustee hereby covenant and agree for the other parties' benefit, and for the equal and ratable benefit of the Noteholders, as follows:


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                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. RULES OF CONSTRUCTION. (a) All capitalized terms used herein without definition shall have the meanings specified in the Indenture as amended by the First Supplemental Indenture.

      (b) Any defined terms and any references thereto which are used solely in the sections deleted by operation of Article II of this Second Supplemental Indenture are hereby deleted in their entirety from Section 1.01 of the Indenture.

                                   ARTICLE II

                      ELIMINATION AND AMENDMENT OF CERTAIN
                 PROVISIONS OF THE INDENTURE AND THE SECURITIES

      Section 2.01. AMENDMENTS TO SECTION 2.06.

      Section 2.06(a)(ii) of the Indenture is hereby amended to (x) delete in their entirety clauses (2) and (3) from the second sentence thereof, and (y) renumber clause (4) of such sentence as clause (2).

      Section 2.06(a)(iii) of the Indenture is hereby amended to (x) delete in their entirety clauses (3) and (4) from the second sentence thereof, and (y) renumber clause (5) of such sentence as clause (3) thereof.

      Section 2.06(a)(iv) of the Indenture is hereby amended to delete clause
(3) in its entirety from the second sentence thereof and renumber clause (4) of such sentence as clause (3).

      Section 2.06(a)(v) of the Indenture is hereby deleted in its entirety.

      Section 2.06(b) of the Indenture is hereby deleted in its entirety.

      Section 2.02. AMENDMENT TO SECTION 4.02. Section 4.02 of the Indenture is hereby amended to read in its entirety as follows:

            "Section 4.02 SEC REPORTS. The Company will comply with the requirements of TIA Section 314(a). In addition, whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will file with the SEC and furnish (without exhibits) to the Trustee and to the holders of Securities all quarterly and annual financial information required to be contained in a filing with the


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SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of
Financial Conditions and Results of Operations" and, with respect to annual consolidated financial statements only, a report on the annual consolidated financial statements by the Company's independent accountants. The Company shall not be required to file any report or other information with the SEC if the SEC does not permit such filing. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder. The foregoing requirements shall be deemed satisfied so long as the Company is a wholly owned Subsidiary of WPP, if WPP prepares and files with the SEC all reports and other documents required to be filed by WPP pursuant to Section 13(a) or Section 15(d) of the Exchange Act and WPP furnishes or causes to be furnished to the Trustee and each holder of Securities, on the same basis and in the same manner as furnished to holders of WPP ADSs, all financial information furnished by WPP or the ADS Depositary to holders of WPP ADSs."

      Section 2.03 AMENDMENT TO SECTION 5.16. Section 5.16 of the Indenture (as amended by the First Supplemental Indenture) is hereby deleted in its entirety.

      Section 2.04 AMENDMENT TO EXHIBIT A. Exhibit A to the Indenture and all outstanding Securities are hereby amended to delete therefrom the "Restricted Global Securities Legend" and/or the "Restricted Definitive Securities Legend," as applicable, and Section 11 thereof.

      Section 2.05 DELETION OF EXHIBITS C, D & E. Exhibits C, D & E to the Indenture are hereby deleted in their entirety.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 3.01. AUTHORITY OF THE COMPANY. Each of the Company and WPP represents and warrants that it is duly authorized under applicable law to execute, deliver and perform this Second Supplemental Indenture, and all corporate action on its part required for the execution, delivery and performance of this Second Supplemental Indenture by it has been duly and effectively taken.

      Section 3.02. TRUTH OF RECITALS AND STATEMENTS OF THE COMPANY. Each of the Company and WPP represents and warrants that the recitals of fact and statements contained in this Second Supplemental Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all


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certificates and other documents furnished by it in connection herewith will be true and correct in all material respects.


                                   ARTICLE IV

                                    GUARANTEE

      Section 4.01. GUARANTEE. WPP hereby unconditionally and irrevocably guarantees, to the fullest extent permitted by law, to each Noteholder the due and punctual payment of the principal of and interest on such Security when and as the same shall become due and payable, whether at the final maturity date, as a result of redemption, upon exercise by the Noteholder of the repurchase option upon the occurrence of the Designated Event, by acceleration or otherwise. In all respects, WPP hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce or exercise, or delay in enforcing or exercising, any right, power or privilege or any of the other provisions of such Security or the Indenture.

            WPP shall be subrogated to all rights of the Noteholders against the Company in respect to any amounts paid to the Noteholders by WPP pursuant to the Guarantee.
            In the event that the Company fails to make any scheduled payment required by the Indenture or the Securities, any Noteholder may immediately bring suit directly against WPP for all amounts due and payable pursuant to the Guarantee.

      Section 4.02. EXECUTION OF GUARANTEE. To evidence the Guarantee, WPP hereby agrees to execute a notation relating to the Guarantee on each Security authenticated and made available for delivery by the Trustee. WPP hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Guarantee.


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                                    ARTICLE V

                             CONCERNING THE TRUSTEE

      Section 5.01. ACCEPTANCE OF TRUSTS. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture and in this Second Supplemental Indenture, to all of which the Company and WPP agree and the Noteholders at any time outstanding by their acceptance of any Security agree.

      Section 5.02. NO RESPONSIBILITY OF THE TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this Second Supplemental Indenture shall be taken as the recitals and statements of the Company and WPP, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.


                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.01. BINDING AGREEMENT; ASSIGNMENTS.Whenever in this Second Supplemental Indenture any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of WPP that are contained in this Second Supplemental Indenture shall bind and inure to the benefit of each party hereto and their respective successors and assigns.

      Section 6.02. RELATION TO INDENTURE. The provisions of this Second Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Second Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Indenture and each and every term and condition contained in the Indenture shall apply to this Second Supplemental Indenture with the same force and effect as if the same were set forth in full in this Second Supplemental Indenture, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition consistent with this Second Supplemental Indenture. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its terms and provisions, as supplemented and amended by this Second Supplemental Indenture and the Indenture and this Second Supplemental Indenture shall be read, taken and construed together as one instrument.


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      Section 6.03. COUNTERPARTS. This Second Supplemental Indenture may be
executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                    YOUNG & RUBICAM INC.


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    WPP GROUP plc


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    THE BANK OF NEW YORK, as Trustee


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


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